 Exhibit 3.85

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KENNEWICK LICENSING, LLC

(a Delaware Limited Liability Company)

Effective

as of

November 18, 2008

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
of
KENNEWICK LICENSING, LLC

(a Delaware Limited Liability Company)

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, effective as of November 18, 2008, is made by and between Kennewick Licensing, LLC (the “Company”) and WBS Washington, LLC, a Delaware corporation, as the sole member of the Company (the “Member”). The Company is formed as a Delaware limited liability company under the Delaware Limited Liability Company Act, 6 Del.C. § 18-101 et seq., as it may be amended from time to time, and any successor to such statute (the “Act”).

1.           Certificate of Formation. A Certificate of Formation was filed on June 3, 1997, stated to be effective upon filing, the date on which the term of the Company shall begin. The Company has been formed under the provisions of the Act for the purposes and on the terms set forth in this Agreement.

2.           Name. The name of the Company is “Kennewick Licensing, LLC.”

3.           Purpose. The purpose and business of the Company is to engage in any and all lawful activity permitted to be conducted by a limited liability company under the Act, and to exercise all other powers necessary or reasonably connected or incidental to such purpose and business that may be legally exercised by the Company.

4.           Term. The term of the Company shall continue until the Company is dissolved in accordance with Section 10.

5.           Principal Place of Business. The principal place of business of the Company shall be 6200 Sprint Parkway, Overland Park, Kansas, 66251. The Manager may relocate the principal place of business or establish additional offices from time to time.

6.           Registered Office and Registered Agent. The Company’s initial registered agent and the address of its initial registered office are Corporation Service Company, 2711 Centreville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The registered office and registered agent may be changed from time to time as determined by the Manager.

7.           Member. The Member is WBS Washington, LLC.

8.           Management.

8.1         Management by Manager. The business and affairs of the Company shall be managed by WBS Washington, LLC (the “Manager”). The Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company and to perform any and all other acts or activities customary or incident to the management of the Company in the ordinary course of its business. The Manager

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may be removed by the Member at any time and from time to time, with or without cause, and the Member may appoint another person (including the Member) to serve as Manager of the Company.

8.2         Officers and Agents. The Manager may authorize one or more officers and agents to enter into any contract or to otherwise act on behalf of the Company to the extent that the Manager could take such action. Such authority may be general or be defined to specific instances. Unless authorized to do so by this Agreement or by the Manager, no employee, officer, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

9.           Financial Matters.

9.1         Capital Contributions. The Member has made a capital contribution of $1.00 to the Company in exchange for all of the outstanding membership interests in the Company.

9.2         Distributions. The Manager may, in its discretion, cause the Company to make distributions to the Member from time to time as permitted by the Act.

9.3         U.S. Federal Income Tax Reporting. For all periods when there is only one member of the Company, (a) the Company shall be treated for U.S. federal income tax purposes as an entity disregarded as separate from the Member, and (b), all items of income, gain, loss, deduction and credit of the Company attributable to such periods shall be reported on the Member’s U.S. federal income tax return.

10.         Dissolution and Liquidation.

10.1       Events of Dissolution. The Company shall dissolve upon the earlier of:

(a)                the sale, transfer or other disposition of all or substantially all of the Company’s assets unless otherwise determined by the Member in writing;

(b)               the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

(c)                at any time there are no Members of the Company, unless the Company is continued in accordance with the Act.

11.         Limitation of Liability; Indemnification.

11.1       Limitation of Liability. Neither the Member nor the Manager shall have any liability to the Company for monetary damages for conduct as the Member or the Manager, respectively, except as otherwise provided by the Act. If the Act is hereafter amended to authorize Company action further limiting the personal liability of members and managers, then the liability of the Member and the Manager shall be eliminated or limited to the full extent permitted by the Act, as so amended. No repeal or modification of the Act or this Section 11.1 shall adversely affect any right or protection of the Member or the Manager existing at the time

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of such repeal or modification for or with respect to an act or omission of the Member or the Manager occurring prior to such repeal or modification.

11.2       Indemnification. The Company shall indemnify the Member and the Manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the Member or the Manager is a party because it is, or was, the Member or the Manager to the fullest extent as permitted by the Act. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11.2 shall not be exclusive of any other right the Member or the Manager may have or hereafter acquire under any statute, this Agreement or otherwise. No repeal or modification of the Act or this Section 11.2 shall adversely affect any right of the Member or the Manager to indemnification existing at the time of such repeal or modification for or with respect to indemnification related to an act or omission of the Member or the Manager occurring prior to such repeal or modification.

12.         Miscellaneous.

12.1       Assignment. The Member may assign in whole or in part its membership in the Company.

12.2       Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, including without limitation, the Act.

12.3       Amendments. This Agreement may not be amended except by the written agreement of the Member.

12.4       Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

12.5       Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

12.6       Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

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Executed as of the date first above written by the undersigned.

COMPANY:	MEMBER:

Kennewick Licensing, LLC	WBS Washington, LLC

By: WBS Washington, LLC	By:	/s/ Timothy P. O’Grady
Title: Manager and Sole Member	Name: Timothy P. O’Grady
Title: Vice President

By:	/s/ Timothy P. O’Grady
Name: Timothy P. O’Grady
Title: Vice President

AMENDMENT TO
LIMITED LIABILITY AGREEMENTS
OF
THE ENTITIES LISTED IN SCHEDULE I ATTACHED

This amendment is made by the Sole Member of the entities listed on Schedule I (collectively, the “Companies” and each a “Company”), pursuant to the Delaware Limited Liability Company Act, to the Limited Liability Company Operating Agreements of the entities listed in Schedule I attached dated October 29, 2008 and November 18, 2008 (the “Agreements”). The Member deems it is in the best interests of the Company to amend the Agreements as follows and these amendments are hereby approved and adopted:

The first sentence of Paragraph 8 is hereby amended in entirety to read as follows:

8.       Management. The business and affairs of the Company shall be managed by Clearwire Xohm LLC (the “Manager”) or such other Manager as the Member shall designate.

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective February 27, 2009.

MEMBER:

WBS Washington, LLC
By Clearwire Xohm LLC, its Manager

By:	/s/ Broady Hodder
Name: Broady Hodder
Title: SVP, General Counsel and Secretary

SCHEDULE I

	The Company or Companies	Sole Member
1.	WBSY Licensing, LLC, a Delaware limited liability company	WBS Washington, LLC, a Delaware limited liability company
2.	Kennewick Licensing, LLC, a Delaware limited liability company	WBS Washington, LLC, a Delaware limited liability company